UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2010

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2010, Orleans Homebuilders, Inc. (the “Company”) entered into a Debtor-in-Possession Loan Agreement (the “DIP Loan Agreement”) among the Company, certain affiliates of the Company, Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”), Wells Fargo Securities, LLC, as Lead Arranger and Bookrunner, and the lenders party thereto.  The Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) presiding over the bankruptcy cases of the Company and certain of its affiliates (the “Debtors”) entered an order (the “Order”) on April 16, 2010 which, among other things, authorized the Debtors to enter into the DIP Loan Agreement.

The DIP Loan Agreement provides the Company a $20 million revolving loan facility, which amount may be increased to $25 million upon approval by a majority of the revolving loan lenders of a request by the Company’s Chief Restructuring Officer and there being no default or potential event of default under the DIP Loan Agreement.  The DIP Loan Agreement also provides for the issuance of up to $15 million of letters of credit as well as $80 million of  term loans which consist of a roll-up of  a portion of the pre-petition credit agreement indebtedness of certain of the pre-petition lenders.

The Company may only make draws under the DIP Loan Agreement subject to a budget, satisfactory to the Agent, which sets forth the anticipated uses of funds drawn under the DIP Loan Agreement, subject to variance which generally cannot exceed  $2 million.  The Company will update the budget on an approximately 6-week cycle, which, upon approval, will reset the variance amount to zero.  The budgets will reflect, among other things, anticipated receipts from the retail sale of housing units; cost-to-complete of housing units beyond the stage of foundation and footing; certain payments with respect to pre-petition accounts payable that are being paid in connection with the order of the Bankruptcy Court for payments to certain critical vendors; and restructuring, bankruptcy and financing costs.

The DIP Loan Agreement contains affirmative, negative and financial covenants.  Among the most significant covenants are those that generally limit the Company’s cash position to $5 million; require the Company to maintain a 2:1 ratio of appraised value (as defined) to outstandings (net of cash) under the DIP Loan Agreement; generally limit construction to housing progressed beyond the foundation and footing stage as of March 1, 2010; and require the Company to comply with certain milestones (subject to 30-day extension by the Agent) regarding either a sale of substantially all its assets or confirmation of a plan of reorganization to be effected by July 2010.

All of the Company’s obligations under the DIP Loan Agreement are granted superpriority administrative claim status and are secured by a first priority security interest in and lien in substantially all of the Company’s assets (other than avoidance actions), subject to valid and unavoidable liens that were in existence on March 1, 2010, or that could be asserted after such date but relate back to such date or earlier under applicable law and that under applicable law are senior to, and have not been subordinated to, the liens of the pre-petition lenders under the Company’s credit agreement.  The foregoing superpriority claim and liens are  also subject to a carve-out for all fees required to be paid to the clerk of the Bankruptcy Court and the statutory fees of the US Trustee plus an aggregate amount, not to exceed $2,500,000, for payment of fees and expenses to the Company’s or the unsecured creditor committee’s professionals.  In addition, the DIP Loan Agreement sets forth the agreement of the lenders that the unsecured portion of any claim relating to either the pre-petition debt or the indebtedness under the DIP Loan Agreement shall be subordinate with respect to the first $4 million derived solely from the proceeds of any avoidance action to or for the benefit of unsecured creditors.

Five business days after the agent notifies the Company of an Event of Default under the DIP Loan Agreement, the automatic stay will be automatically lifted and the DIP lenders can take any and all actions in furtherance of their rights and remedies as if no bankruptcy cases with respect to the Debtors were pending under the Bankruptcy Code; provided, however, that the Debtors shall be permitted to pay all postpetition expenses (other than the carve-out expenses which shall be payable from the carve-out) that they incurred prior to the giving of such notice so long as such expenses (at the time of incurrence) were permitted under the budget.

In connection with the DIP Loan Agreement, On April 21, 2010, the Company also entered into a Security Agreement (the “Security Agreement”) among the Company and certain affiliates of the Company (collectively, the “Borrowers”) and the Agent.   Pursuant to the Security Agreement, the Borrowers secured its indebtedness under the DIP Loan Agreement by granting the Agent a first priority lien on all of its real, personal and mixed property, with certain exceptions.   The Security Agreement also includes various representations, warranties, covenants, and indemnification and other provisions, which are customary for a transaction of this nature.

The DIP Loan Agreement, the Security Agreement and the Order are filed as Exhibits 10.1, 10.2 and 99.1, respectively, to this Form 8-K, and each statement made herein regarding the DIP Loan Agreement, the Security Agreement or the Order is qualified in its entirety by reference to such exhibits. The DIP Loan Agreement, the Security Agreement and the Order have been included to provide investors and security holders with information regarding their respective terms.  They are not intended to provide any other factual information about the Company.  The DIP Loan Agreement and the Security Agreement contain representations and warranties by the Company made solely for the benefit of the lenders.  These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the DIP Loan Agreement and Security Agreement, and may have been included therein for the purpose of allocating risk between the parties rather than to establish matters as facts.

On April 22, 2010 the Company issued a press release announcing the DIP Loan Agreement and Security Agreement, a copy of which is furnished herewith as Exhibit 99.2.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Certain information included herein and in other Company statements, reports and SEC filings is or may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning any sale of the Company or its assets; the ability of the Company to enter into new financing arrangements, including without limitation the DIP financing; required bankruptcy court approvals; potential restructurings of the Company’s liabilities; any value that may be provided by the Company’s unsecured creditors or its equity holders; payments on its 8.52% Trust Preferred Securities and the Junior Subordinated Notes; potential strategic transactions, including refinancing, recapitalization and sale transactions involving the Company; payments to trade creditors, employees, or customers; anticipated and potential asset sales; anticipated liquidity; and strategic transactions and alternatives including but not limited to the sale of the Company;.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include the Company’s ability to operate under the terms of the the DIP Credit Facility; the Company’s ability to obtain court approval with respect to motions relating to the bankruptcy filings; the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; the ability of the Company to obtain and maintain normal terms with vendors and service providers and to maintain contracts critical to its operations; the ability of the Company to continue to attract buyers of its homes; the ability to continue normal business operations; the potential adverse impact of the Chapter 11 proceedings; the ability of the Company to attract, motivate and/or retain key executives and employees; access to liquidity; local, regional and national economic conditions; the effects of governmental regulation; the competitive environment in which the Company operates; fluctuations in interest rates; changes in home prices; the availability of capital; our ability to engage in a financing or strategic transaction; the availability and cost of labor and materials; our dependence on certain key employees; and weather conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009, October 6, 2009, November 5, 2009, December 9, 2009, December 23, 2009, February 1, 2010 February 19, 2010, March 3, 2010, March 11, 2010 and March 22, 2010.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Debtor-in-Possession Loan Agreement, dated as of April 21, 2010, among Orleans Homebuilders, Inc., certain affiliates of Orleans Homebuilders, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, and the lenders party thereto (filed herewith)

10.2	Security Agreement, dated as of April 21, 2010, among Orleans Homebuilders, Inc., certain affiliates of Orleans Homebuilders, Inc., and Wells Fargo Bank, National Association (filed herewith)
99.1	Order dated April 16, 2010 (furnished herewith).
99.2	Press release of Orleans Homebuilders, Inc. dated April 22, 2010 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2010

Orleans Homebuilders, Inc.

By:	/s/ Lawrence J. Dugan
Name: Lawrence J. Dugan
Title: Vice President and Secretary

EXHIBIT INDEX

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Debtor-in-Possession Loan Agreement, dated as of April 21, 2010, among Orleans Homebuilders, Inc., certain affiliates of Orleans Homebuilders, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, and the lenders party thereto (filed herewith)

10.2	Security Agreement, dated as of April 21, 2010, among Orleans Homebuilders, Inc., certain affiliates of Orleans Homebuilders, Inc., and Wells Fargo Bank, National Association (filed herewith)
99.1	Order dated April 16, 2010 (furnished herewith).
99.2	Press release of Orleans Homebuilders, Inc. dated April 22, 2010 (furnished herewith).